Exhibit 3.9

                            CERTIFICATE OF OWNERSHIP

                                       OF

                        DIGITAL BROADBAND NETWORKS, INC.
                            (a Delaware corporation)

                                       AND

                       SECURED DIGITAL APPLICATIONS, INC.
                            (a Delaware corporation)


                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

         The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

            NAME                                    STATE OF INCORPORATION
            ----                                    ----------------------

   Digital Broadband Networks, Inc.                          Delaware

   Secured Digital Applications, Inc.                        Delaware


         SECOND: That 100% of the outstanding stock of Secured Digital Applications, Inc. is owned by Digital Broadband Networks, Inc.

         THIRD:   That the name of the surviving corporation of the merger is
Digital Broadband Networks, Inc., which will continue its existence as said surviving corporation under the name Secured Digital Applications, Inc.

         FOURTH:        That the Certificate of Incorporation of Digital
Broadband Networks, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

                "FIRST: The name of the corporation is Secured Digital Applications, Inc."

         FOURTH: That the members of the Board of Directors of Digital Broadband Networks, Inc. unanimously adopted the following resolution by written consent on the 22nd day of January 2004:

         RESOLVED, that the Company's wholly-owned subsidiary, Secured Digital Applications, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Secured Digital Applications, Inc.

             FIFTH:        This merger shall be effective on January 28, 2004.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 23rd day of January 2004.


                        DIGITAL BROADBAND NETWORKS, INC.


                        By:   /s/ Patrick Soon-Hock Lim
                              -----------------------------------
                        Name: Patrick Soon-Hock Lim
                       Title: President



                        SECURED DIGITAL APPLICATIONS, INC.


                        By:    /s/ Patrick Soon-Hock Lim
                               ----------------------------------
                        Name:  Patrick Soon-Hock Lim
                       Title:  President

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